SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2002

IPET HOLDINGS, INC.

(Formerly Pets.com, Inc.)

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-29387 (Commission File Number)	95-4730753 (I.R.S. Employer Identification No.)

c/o Diablo Management Group
2010 Crow Canyon Place, Suite 280
San Ramon, CA 94583
(Address of principal executive offices)

Registrant’s telephone number: (925) 275-0215

(Former name or former address, if changed since last report)

Item 5. Other Events.

The Board of Directors of IPET Holdings, Inc. (the “Company”) has approved a liquidating cash distribution to stockholders of $0.075 per share with an anticipated distribution date of September 27, 2002. The Company will retain a contingency reserve of approximately $330,000 which it believes will be adequate to meet its remaining legal obligations during the wind down period, which is expected to be completed in 2003. The Company may make a small, final liquidating distribution at the end of the wind down period.

A press release dated September 13, 2002 announcing the amount and proposed timing of the liquidating cash distribution is included herein as Exhibit 99.1, and is incorporated by reference into this Item 5.

Item 7. Financial Statements and Exhibits.

99.1 Press Release dated September 13, 2002 announcing the amount and proposed timing of the cash liquidating distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPET HOLDINGS, INC

/s/ Richard G. Couch

Richard G. Couch Chief Executive Officer, President, Secretary, Chief Financial Officer and Treasurer
Date: September 13, 2002

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release dated September 13, 2002 announcing the amount and proposed timing of the liquidating cash distribution.